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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): June 24, 1997





                                 MEDIRISK, INC.
                            (Exact name of registrant
                          as specified in its charter)




Delaware                     000-22005                      58-2256400
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(State or other              (Commission                    (I.R.S. Employer
jurisdiction of              File Number)                   Identification No.)
incorporation)



Two Piedmont Center, Suite 400
3565 Piedmont Road, N.E.
Atlanta, Georgia                                                      30305
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(Address of principal executive officers)                             (Zip Code)



       Registrant's telephone number, including area code: (404) 364-6700

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       On June 24, 1997, Medirisk, Inc. (the "Company") acquired all of the capital stock (the "CIVS Stock") of CIVS, Inc. ("CIVS") for 129,166 shares of the Company's $.001 par value per share common stock (the "Medirisk Shares") and $3,456,255 in cash (the "Acquisition") from the shareholders of CIVS. The Acquisition was made pursuant to a Stock Purchase Agreement dated June 24, 1997 by and among the Company, CIVS, the Shareholders of CIVS and the holders of certain equity interests in CIVS. The Company used available corporate funds to finance the cash portion of the purchase price. The Stock Purchase Agreement provides for payment of additional contingent consideration upon the achievement of certain performance objectives.

       The Company granted certain piggyback registration rights to the CIVS shareholders and equity holders who accepted Medirisk Shares as part of the purchase price in the Acquisition. The Company and CIVS also entered into Employment Agreements with the two senior executives of CIVS. The purchase price and other terms of the Acquisition were determined as a result of arms' length negotiations between unrelated parties. At the closing date, there was no material relationship between the Company and CIVS or any of the CIVS shareholders or equity holders, or any of their respective affiliates, officers, directors or associates.

       CIVS, based in Rockville, Maryland, provides services to hospitals and managed care organizations ("MCOs") for the verification of healthcare provider credentials, which must be conducted every two years by hospitals and MCOs in order to maintain accreditation. Based on CIVS' internally prepared unaudited financial information, as of May 31, 1997, CIVS had total assets of approximately $803,000 and total liabilities of approximately $967,000 that were indirectly acquired and assumed by the Company. The Company currently intends to operate the business of CIVS as a wholly-owned subsidiary substantially as operated prior to the Acquisition.







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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impractical to provide the financial statements for CIVS, to the extent required, at the date of the filing of this Form 8-K. The financial statements, if required, will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K is filed.

         (B)      PRO FORMA FINANCIAL INFORMATION.

         It is impractical to provide the pro forma financial information for CIVS, to the extent required, at the date of the filing of this Form 8-K. The pro forma financial information, if required, will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K is filed.

         (C)      EXHIBITS.

         2.4 Stock Purchase Agreement, dated June 24, 1997, by and among Medirisk, Inc., CIVS, Inc. and the shareholders of CIVS, Inc. (Judith B. Willis, Philip J. Gross, Nancy L. Gross, Florence
                  H. Gross, Martin J. Gross as custodian for Sharon Gross, Martin J. Gross as custodian for Dalit Gross, Richard T. Allen, Jacob May, David Obelensky, Alan Wernick and Michael Shmerling) and the holders of certain equity interests in CIVS, Inc. In accordance with Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules to the Stock Purchase Agreement have not been filed as exhibits to this Form 8-K. The Registrant agrees to furnish supplementally a copy of the omitted Exhibits and Schedules upon request.















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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             MEDIRISK, INC.



                             By: /s/ Kenneth M. Goins, Jr.
                                 -------------------------------------------
                                 Kenneth M. Goins, Jr.
                                 Executive Vice President and
                                 Chief Financial Officer



Dated:  July 9, 1997




















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                                  EXHIBIT INDEX


                                                                          PAGE
                                                                          ----

2.4      Stock Purchase Agreement, dated June 24, 1997, by and among        6
         Medirisk, Inc., CIVS, Inc. and the shareholders of CIVS, Inc. (Judith B. Willis, Philip J. Gross, Nancy L. Gross, Florence
         H. Gross, Martin J. Gross as custodian for Sharon Gross,
         Martin J. Gross as custodian for Dalit Gross, Richard T.
         Allen, Jacob May, David Obelensky, Alan Wernick and Michael Shmerling) and the holders of certain equity interests in CIVS, Inc.